EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                               March 31       December 31
                                                                 2000            1999
                                                             -----------      -----------
(A) EXCLUDING INTEREST ON DEPOSITS
Earnings:
     Income before income taxes                              $   378,818      $ 1,542,373
     Less capitalized interest                                       -               (160)
     Fixed charges                                               258,009          957,002
                                                             -----------      -----------
     Earnings as adjusted                                    $   636,827      $ 2,499,215
                                                             ===========      ===========

Fixed charges:
     Interest on purchased and other
          short term borrowed funds                          $   123,317      $   457,161
     Interest on long-term debt                                  127,764          474,378
     Portion of rents representative of the
          interest factor (1/3) of rental expense                  6,928           25,463
                                                             -----------      -----------
     Fixed charges                                           $   258,009      $   957,002
                                                             ===========      ===========


Ratio of earnings to fixed charges                                  2.47X            2.61X

(B) INCLUDING INTEREST ON DEPOSITS:
Adjusted earnings from (A) above                             $   636,827      $ 2,499,215
Add interest on deposits                                         374,780        1,265,195
                                                             -----------      -----------
Earnings as adjusted                                         $ 1,011,607      $ 3,764,410
                                                             ===========      ===========

Fixed charges:
Fixed charges from (A) above                                 $   258,009      $   957,002
Interest on deposits                                             374,780        1,265,195
                                                             -----------      -----------
Adjusted fixed charges                                       $   632,789      $ 2,222,197
                                                             ===========      ===========

Adjusted earnings to adjusted fixed
     charges                                                        1.60X            1.69X
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